Exhibit (h)(5)

                           CLEARWATER INVESTMENT TRUST

                             FUND ADMINISTRATION AND
                          ACCOUNTING SERVICES AGREEMENT


                           THE NORTHERN TRUST COMPANY


                                January 28, 2009

TABLE OF CONTENTS


Section                                                                     Page

      1.   APPOINTMENT ........................................................1
      2.   REPRESENTATIONS AND WARRANTIES..................................... 1
      3.   DELIVERY OF DOCUMENTS...............................................2
      4.   SERVICES PROVIDED...................................................3
      5.   FEES AND EXPENSES...................................................4
      6.   DUTIES, RESPONSIBILITIES AND LIMITATION OF
           LIABILITY...........................................................5
      7.   CONFIDENTIALITY.....................................................8
      8.   NOTICES.............................................................8
      9    WAIVER..............................................................9
      10   FORCE MAJEURE.......................................................9
      11.  AMENDMENTS..........................................................9
      12.  TERM...............................................................10
      13.  SEVERABILITY.......................................................10
      14.  ASSIGNABILITY......................................................10
      15.  HEADINGS...........................................................10
      16.  GOVERNING LAW......................................................10
      17.  COUNTERPARTS.......................................................10
      18.  ENTIRE AGREEMENT...................................................11

      Schedule A  --  Fees and Expenses......................................A-1

      Schedule B  --  Fund Administration Services Description...............B-1

      Schedule C  --  Fund Accounting Services Description...................C-1


                                       (i)

                             FUND ADMINISTRATION AND
                          ACCOUNTING SERVICES AGREEMENT

                  AGREEMENT made as of January 28, 2009 by and between Clearwater Investment Trust (the "Fund" or the "Trust", as context dictates), a Massachusetts business trust, on behalf of its series known as Clearwater International Fund (where context dictates, "the Fund"), and The Northern Trust Company ("Northern"), an Illinois corporation.

                                   WITNESSETH:

                  WHEREAS, the Fund is a Massachusetts business trust and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Fund wishes to retain Northern to provide fund accounting and administration services with respect to the Fund, and Northern is willing to furnish such services;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Fund hereby appoints Northern to provide services for the Fund, as described hereinafter, for the period and on the terms set forth in this Agreement. Northern accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in
Section 5 of and Schedule A to this Agreement.

         2. REPRESENTATIONS AND WARRANTIES.

                  (a)  Northern represents and warrants to the Fund that:

                      (i) Northern is a corporation, duly organized and existing under the laws of the State of Illinois;

                      (ii) Northern is duly qualified to carry on its business in the State of Illinois;


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                  (iii) Northern is empowered  under  applicable laws and by its
Articles of Incorporation and By-Laws to enter into and perform this Agreement;

                  (iv) All requisite corporate proceedings have been taken to authorize Northern to enter into and form this Agreement;

                  (v) Northern has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

                  (vi)  no  legal  or   administrative   proceedings  have  been
instituted or threatened which would impair Northern's ability to perform its duties and obligations under this Agreement; and

                  (vii) Northern's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Northern or any law or regulation applicable to Northern.

               (b) The Fund represents and warrants to Northern that:

                  (i) the Fund is a business trust, duly organized and existing and in good standing under the laws of Massachusetts;

                  (ii) the Fund is an investment company properly registered under the 1940 Act;

                  (iii) the Fund has the power under applicable laws and by its organizational documents to enter into and perform this Agreement;

                  (iv) all requisite actions have been taken by the Fund to authorize the Fund to enter into and perform this Agreement;

                  (v)  no  legal  or   administrative   proceedings   have  been
instituted or threatened which would impact the Fund's ability to perform its duties and obligations under this Agreement; and

                  (vi) the Fund's execution of this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

         3. DELIVERY OF DOCUMENTS. The Fund will promptly furnish to Northern such copies, properly certified or authenticated, of contracts, documents and other related


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

information that Northern may request or requires to properly discharge its duties. Such documents may include but are not limited to the following:

                  (a) Actions of or on behalf of the Fund authorizing the appointment of Northern to provide certain services to the Fund and approving this Agreement;

                  (b) the Fund's governing documents, e.g., By-Laws, Trust Instrument, Operating Agreement, etc.;

                  (c) The Fund's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Fund's Prospectus and Statement of Additional Information relating to the Fund and all amendments and supplements thereto as in effect from time to time;

                  (d) Opinions of counsel, if any, and auditors' reports; and

                  (e) Such other agreements, certificates and documents as the Fund may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.

         4. SERVICES PROVIDED.

            (a) Northern will provide the following services subject to the control, direction and supervision of the Fund or its designee and in compliance with the procedures which may be established from time to time between the Trust and Northern; and all reasonable resolutions and policies implemented by the
Fund:

                  (i) Fund Administration, and

                  (ii) Fund Accounting.

A general description of each of the above services is contained in Schedules B and C, respectively, to this Agreement.


            (b) Northern will also:

                  (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of Northern or a corporate affiliate of Northern);

                  (ii) provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;


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

                  (iii)  furnish  equipment  and  other  materials,   which  are
necessary for provision of the services contemplated herein; and

                  (iv) keep records relating to the services contemplated herein in such form and manner as Northern may deem appropriate or advisable. Northern agrees that all such records prepared or maintained by Northern relating to the services provided hereunder are the property of the Fund and will be preserved and maintained at the Fund's expense, and will be made available upon request of the Fund.

         5. FEES AND EXPENSES.

                  (a) As compensation for the services rendered to the Fund pursuant to this Agreement, the Fund shall cause to be paid to Northern quarterly fees determined as set forth in Schedule A to this Agreement. Such fees are to be billed quarterly and shall be due and payable upon receipt of the invoice. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

                  (b) For the purpose of determining fees calculated as a function of the Fund's assets, the value of the Fund's assets and net assets shall be computed as required by its Prospectus, generally accepted accounting principles, and resolutions of the Fund's Board of Trustees.

                  (c) The Fund may request additional services, additional processing, or special reports which are not contemplated in this Agreement, and will provide such specifications and requirements documentation as may be reasonably required by Northern. If Northern elects to provide such services or arranges for such services to be provided, it shall be entitled to additional fees and expenses as its customary rates and charges as agreed upon by the parties.

                  (d) Northern will bear its own expenses in connection with the performance of the services under this Agreement except as provided herein or as agreed to by the parties. The Fund agrees to promptly reimburse Northern for any services, equipment or supplies ordered by or for the Fund through Northern and for any other expenses that Northern may incur on the Fund's behalf at the Fund's request or as consented to by the Fund. Such other expenses to be


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

incurred in the operation of the Fund and to be borne by the Fund, include, but are not limited to: taxes, interest, brokerage fees and commissions; salaries and fees of officers and members; processing services and related fees; postage and mailing costs; costs of share certificates; advisory and administration fees; charges and expenses of pricing and data services, independent public accountants and custodians; insurance premiums including fidelity bond premiums; legal expenses; consulting fees; customary bank charges and fees; costs of maintenance of partnership existence; expenses of typesetting and printing of offering documents for regulatory purposes and for distribution to current and prospective members of the Fund; expenses of printing and production costs of members' reports; costs and expenses of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with member meetings; trade association dues and expenses; reprocessing costs to Northern caused by third party errors; and any extraordinary expenses and other customary Fund expenses. In addition, Northern may utilize one or more independent pricing services to obtain securities prices and to act as backup to the primary pricing services in connection with determining the net asset values of the Fund. The Fund will reimburse Northern for the Fund's share of the cost of such services based upon the actual usage by the Fund of the services for the benefit of the Fund.

                  (e) All fees, out-of-pocket expenses, or additional charges of Northern shall be billed on a quarterly basis and shall be due and payable upon receipt of the invoice.

                  (f) In the event that the Fund is more than sixty (60) days' delinquent in its payments of quarterly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by Northern. The Fund must notify Northern in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

         6. DUTIES, RESPONSIBILITIES AND LIMITATION OF LIABILITY.

            (a) Northern shall be responsible for the performance of only such duties as are set forth in this Agreement. In the performance of its duties hereunder, Northern shall be obligated, as applicable, to exercise the due care and diligence of a professional fund administrator and fund accountant in providing the services called for in this Agreement,


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

including the services referenced in Section 4 of this Agreement, and in all events shall act in good faith in performing the services provided for under this Agreement.

            (b) Northern shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss or expense directly caused by or resulting from willful misfeasance, bad faith or negligence on Northern's part in the performance of or from reckless disregard by Northern of the obligations and duties specifically set forth in this Agreement. Northern shall not be liable for any special, indirect, incidental or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement.

            (c) Subject to Sections 6(a) and 6(b) above, Northern shall not be responsible for, and the Fund shall indemnify and hold Northern harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities incurred by Northern, any of its agents, or the Fund's agents in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

                  (i) any and all actions of Northern or its officers or agents required to be taken pursuant to this Agreement;

                  (ii) the reliance on or use by Northern or its officers or agents of information, records, or documents which are received by Northern or its officers or agents and furnished to them by or on behalf of the Fund, and which have been prepared or maintained by the Fund or any third party on behalf of the Fund;

                  (iii) the Fund's refusal or failure to comply with the terms of this Agreement or the Fund's lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

                  (iv) the breach of any representation or warranty of the Fund hereunder;

                  (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with members, or reasonable reliance by Northern on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;


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

                  (vi) the reliance on or the carrying out by Northern or its officers of agents of any instructions reasonably believed to be given by a duly authorized person, or requests of or the Fund or recognition by Northern of any certificates which representing member interests (if any) are reasonably believed to bear the signatures of the officers of the Fund and the countersignature of any transfer agent or registrar of the Fund;

                  (vii) any delays, inaccuracies, errors in or omissions from information or data provided to Northern by data, corporate action or pricing services or securities brokers and dealers;

                  (viii) the offer or sale of securities by the Fund in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state;

                  (ix) any failure of the Fund's offering documents to comply with applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading;

                  (x) the failure of the Fund to comply with applicable securities, tax, commodities and other laws, rules and regulations; and

                  (xi) all actions, inactions, omissions, or errors caused by or resulting from the willful misfeasance, bad faith or negligence of third parties to whom Northern or the Fund has assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Fund, provided that each of such third parties was chosen by the Fund.

            (d) In performing its services hereunder, Northern shall be entitled to rely on any oral or written instructions, notices or other communications, including electronic transmissions, from the Fund and its custodian, officers and members, agents and other service providers which Northern reasonably believes to be genuine, valid and authorized, and shall be indemnified by the Fund for any loss or expense caused by such reasonable reliance.

            (e) Northern shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, reasonable attorneys' fees and expenses, payments, expenses and liabilities directly arising out of or attributable to Northern's refusal or failure to comply with the material terms of this Agreement; Northern's breach of any material


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

representation made by it herein; or Northern's lack of good faith, or acts involving negligence, willful misfeasance or reckless disregard of the duties specifically set forth in this Agreement.

            (f) The indemnifications contained hereunder shall survive the termination of this Agreement.

            (g) In connection with the performance of its duties under this Agreement, Northern shall cooperate with all reasonable requests of the Fund and its representatives related to the administration and monitoring of the Fund's compliance program pursuant to Rule 38a-1.

         7. CONFIDENTIALITY.

            (a) Except as otherwise required by law or in connection with any required disclosure to a banking or other regulator, Northern agrees to treat as confidential all records and other information relative to the Fund's prior, present or potential members, and to not use such records and information for any purpose other than performance of Northern's responsibilities and duties hereunder. Northern may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Fund and obtaining approval in writing from the Fund, which approval shall not be unreasonably withheld. Waivers of confidentiality are automatically effective without further action by Northern where Northern may be exposed to civil or criminal fines, contempt proceedings or other liability for failure to comply, when requested to divulge such information by duly constituted governmental authorities with respect to Internal Revenue Service levies, subpoenas or similar actions, or with respect to requests by the Fund.

            (b) Northern hereby acknowledges that in the normal course of its provision of services to the Fund it will come into possession of material nonpublic information concerning the Fund. Such information may include portfolio holdings, trading strategies and pending transactions not generally known to the public. Northern acknowledges and agrees that it has duties of confidentiality and care with respect to such material nonpublic information. Northern represents that it has implemented policies and procedures designed to safeguard such information so that no employee or other representative trades on such information, communicates it to others, except as contemplated by this Agreement, or otherwise misuses it.

         8. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service


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

or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

                        If to the Fund:

                                 Clearwater Investment Trust
                                 2000 Wells Fargo Place
                                 30 East Seventh Street
                                 St. Paul, Minnesota  55101-4930
                                 Attention:  Chief Executive Officer & Treasurer
                                 Fax:  651-215-4486

                        If to Northern:

                                 The Northern Trust Company
                                 50 LaSalle Street
                                 Chicago, Illinois  60675
                                 Attention: Global Funds Services-
                                 Jennifer Gramins Re: Clearwater
                                 International Fund
                                 Fax: 312-444-5431

         9. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to the term of any term of this Agreement. Any waiver must be in writing signed by the waiving party.

         10. FORCE MAJEURE. Northern shall not be responsible or liable for any harm, loss or damage suffered by the Fund, its members, or other third parties or for any failure or delay in performance of Northern's obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond Northern's control. In the event of a force majeure, any resulting harm, loss, damage, failure or delay by Northern will not give the Fund the right to terminate this Agreement.

         11. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.


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

         12. TERM. This Agreement shall become effective on the date indicated above. Except as set forth in Section 5(f), this Agreement shall continue in effect unless terminated by either party on three months' prior written notice. Upon termination of this Agreement, the Fund shall pay Northern such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later.

         13. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

         14. ASSIGNABILITY. This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party, except that Northern may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with Northern.

         15. HEADINGS. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         16.   GOVERNING  LAW.  This  Agreement   shall  be  construed  and  the
substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understanding between the parties relating to the subject matter hereof.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly thereunto authorized representatives as of the date written above.

                                       CLEARWATER INVESTMENT TRUST

                                       By:  /s/ G.H. Weyerhaeuser Jr.
                                            -------------------------
                                       Print Name:  George H. Weyerhaeuser, Jr.
                                                    ---------------------------
                                       Title: Chairman
                                              --------

         The undersigned, Frederick T. Weyerhaeuser , does hereby certify that he/she is the duly elected, qualified and acting Secretary of Clearwater Investment Trust (the "Fund") and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Fund with full power and authority to execute this Agreement on behalf of the Fund and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.


/s/ Frederick T. Weyerhaeuser
-----------------------------
         Secretary


                            THE NORTHERN TRUST COMPANY

                            By: /s/ Scott A. Denning
                                --------------------
                            Print Name: Scott A. Denning
                                        ----------------
                            Title: Vice President
                                   --------------

With respect to the payment obligation set forth in Section 5 and Schedule A:

                            CLEARWATER MANAGEMENT COMPANY, INC.

                            By: /s/ Phillip W. Pascoe
                                ---------------------
                            Print Name: Phillip W. Pascoe
                                        -----------------
                            Title: Chairman
                                   --------

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

                          SCHEDULE A FEES AND EXPENSES

                       Fund Administration, and Accounting

A. For the services rendered under this Agreement, Northern shall be paid the fees defined on the attached Fee Schedule. Said fees shall be in effect for a minimum of three years. Pursuant to the Management Contract between the Trust and its investment adviser, the adviser is responsible for reimbursing these fees if paid by the Fund or paying them directly to Northern.

B. For the purpose of determining fees calculated as a function of the Fund's assets, the value of the Fund's assets and net assets shall be computed as required by its Prospectus, generally accepted accounting principles, and resolutions of the Fund's Board of Trustees.

C. Out-of-pocket expenses, including but not limited to those in Section 5(d), will be computed and billed by Northern and payable quarterly on behalf of the Fund.

                                  FEE SCHEDULE
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FUND ACCOUNTING SERVIES FEES
--------------------------------------------------------------------------------

Asset-based Fees

 To be charged at the fund level      1.0 basis point on the first $500 million

                                      .95 basis point on the next $500 million

                                      .85 basis point on over $1 billion

Fund-based Fees

 Annual base fee per multi-manager fund                          $ 12,000

 Annual multi-class fee per additional share class               $  3,000

 Annual multi-manager fee per additional manager                 $  5,000


Fair Valuation Fees

         $5,000 per fund per annum

--------------------------------------------------------------------------------
FUND ADMINISTRATION SERVICES PROPOSAL
--------------------------------------------------------------------------------

Asset-based Fees

 To be charged at the fund level      2.25 basis point on the first $500 million

                                      2.0 basis point on the next $500 million

                                      1.75 basis point on over $1 billion

Other Costs

     A charge may apply for:

      o Additional pricing feeds - if Northern Trust was to be directed by the Funds to obtain a pricing feed not already utilized by Northern Trust.

      o  Special  performance or financial  reporting,  if  applicable.

      o  Other customary out-of -pocket expenses - see below.

--------------------------------------------------------------------------------
OUT-OF-POCKET EXPENSES
--------------------------------------------------------------------------------

Customary out-of-pocket expenses, to be passed through if applicable, may apply and include but are not limited to:

  o  Postage/express carrier charges
  o  Blue sky registration fees and related check fees
  o  Reporting:  Statements, confirmations, tax forms, and e-documents
  o  Fulfillment costs - production and mailing
  o  Proxy costs - production and mailing
  o  Retention of records charges

--------------------------------------------------------------------------------
ANNUAL MINIMUM FEES
--------------------------------------------------------------------------------

The Trust has also entered into a Custody Agreement with Northern Trust. Fees for all services provided by Northern Trust pursuant to the Custody Agreement and this Agreement will be subject to a combined annual relationship minimum of $150,000.

                                   SCHEDULE B
                           FUND ADMINISTRATON SERVICES

Northern shall provide the following services, in each case, subject to the control, supervision and direction of the Fund and the Board of Trustees to the Fund and the review and comment by the Fund auditors and legal counsel and in accordance with procedures which may be established from time to time between the Fund and Northern:

Description of Administration Services on a Continuous Basis:

   o Provide information to the Fund to assist in the preparation for filing with the SEC the following documents: Form N-SAR, Form N-CSR, Form N-Q, Form N-PX and all amendments to the Registration Statement, including annual updates of the Prospectus(es) and SAI(s) for the Fund(s) and any sticker supplements thereto;

   o Provide information to the Fund to assist in the filing of Rule 24f-2 notices, including coordination of payment;

   o Advise and consult with Advisor on matters pertaining to new fund launches;

   o As requested, assist in the handling of routine regulatory examinations of the Fund and work closely with the Trust's legal counsel in response to any non-routine regulatory matters;

   o Provide periodic testing of the Fund(s) requirements under the 1940 Act and limitations contained in the Registration Statements as may be mutually agreed upon, including compliance reporting to the designated Officer(s) of the Fund;

   o Prepare the Fund's federal and state tax returns and extension requests for review by the Fund's independent accountants and execution and filing by the Fund's Treasurer, including Form 1120-RIC, Form 8613 and Form 1099-MISC (for Trustees and vendors);

   o Arrange and pay for a tax preparer to sign the Fund's federal and state tax returns

   o  Compute tax basis provisions for both excise and income tax purposes;

   o Assist with the preparation of the annual and semi-annual shareholder reports;

   o Maintain certain books and records of the Fund as required under Rule 31a-1 of the 1940 Act, as may be mutually agreed upon;

   o Prepare and furnish total return performance information for the Fund(s), including such information on an after-tax basis, calculate in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Fund management; and

   o Provide sub-certifications in connection with the requirements of the Sarbanes-Oxley Act of 2002 with respect to services provided by the Administrator.

                                   SCHEDULE C
                            FUND ACCOUNTING SERVICES

Northern shall provide the following services, in each case, subject to the control, supervision and direction of the Fund and the Fund's Board of Trustees and the review and comment by the Fund's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Fund and Northern :

Description of Accounting Services on a Continuous Basis:

   o Consult with the Fund's officers, independent accountants, legal counsel, custodian, fund accountant, distributor and transfer agent in establishing the accounting policies of the Fund;

   o Maintain the books and records for the Fund's assets including records of all securities transactions;

   o Calculation of the Fund's Net Asset Value per share utilizing prices obtained from mutually agreeable sources and transmitting valuation as required by the Fund's investment adviser;

   o  Execute Security Pricing in accordance with Fund's pricing policy;

   o Reconcile positions, entitlements, accruals and cash with custody records and provide advisor with the beginning cash balance available for investment purposes;

   o Calculate monthly SEC yield and transmit information as required by the Fund's investment adviser;

   o Verify investment buy/sell trade tickets when received from the investment adviser for the Fund;

   o Compute, as appropriate, and in consultation with the Fund's auditors and tax advisors, the net income and capital gains and losses, dividend payables, dividend factors, yields and weighted average maturity;

   o Determine unrealized appreciation and depreciation on securities held by the Fund;

   o Amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Fund's investment advisor;

   o  Post Fund transactions to appropriate categories;

   o  Accrue expenses as established in the expense budget of the Fund;

   o Determine the outstanding receivables and payables for all security trades, portfolio share transactions and income and expense accounts in accordance with the budgets provided by the Fund or its investment adviser;

   o Coordinate with the Fund's independent auditors and provide accounting reports in connection with the Fund's regular annual audit and other routine audits and examinations by regulatory agencies; and

   o  Maintain historical tax lots for each security.